Exhibit 4.4

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

3.125% Senior Notes due 2029

[CUSIP No.] [ISIN] [  ]

No.	[Up to] $[ ]

Seagate Data Storage Technology Pte. Ltd., a private company limited by shares registered in Singapore (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [    ], or its registered assigns, the principal sum [set forth on the Schedule of Exchanges of Notes attached hereto][of [    ] DOLLARS ($[    ])] on July 15, 2029.

Interest Rate:	3.125% per annum.

Interest Payment Dates:	January 15 and July 15, commencing July 15, 2025.

Regular Record Dates:	January 1 and July 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 3.125% Senior Notes due 2029 described in the Indenture referred to in this Note.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

3.125% Senior Notes due 2029

1.	Principal and Interest.

The Company promises to pay the principal of this Note on July 15, 2029.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 3.125% per annum (subject to adjustment as provided below).

Interest will be payable semiannually on each interest payment date, commencing July 15, 2025, to the holders of record of the Notes at the close of business on the January 1 and July 1 immediately preceding the interest payment date. However, the Company will pay the interest payable on the Notes at their Stated Maturity to the Persons to whom the Company pays the principal amount of the Notes.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated June 30, 2025, between the Company, the Guarantors and the Dealer Managers named therein relating to the Company’s 3.125% Senior Notes due 2029 (the “Registration Rights Agreement”), which provides in certain circumstances for the payment of additional interest to certain Holders of Notes, subject to the terms and conditions of such agreement.]*

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or its predecessor note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Issue Date; provided that interest for the first Interest Payment Date on this Note shall accrue from January 15, 2025. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

In connection with any payment of principal or interest, the Company will also pay any Additional Amounts owed in respect thereof pursuant to the Indenture.

The Company will pay interest on overdue principal, premium, if any, and interest at the rate applicable to this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

*	Include for any Note to which the Registration Rights Agreement is applicable.

2.	Indenture.

This is one of the Notes issued under an Indenture dated as of June 30, 2025 (as amended from time to time, the “Indenture”), among the Company, the Guarantors and Computershare Trust Company, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and, to the extent applicable, those specifically made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $99,828,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed by the Guarantors, as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or Governmental Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued and unpaid interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company or any of its significant subsidiaries) under the Indenture occurs with respect to the Notes and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes may, by written notice, require the Company to repay immediately the entire principal amount of the outstanding Notes, together with all accrued and unpaid interest. If a bankruptcy Event of Default with respect to the Company or any of its significant subsidiaries occurs and is continuing, then the entire principal amount of the outstanding Notes will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing defaults or Events of Default if it determines that withholding notice is in their interest.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may under certain circumstances amend or supplement the Indenture or the Notes.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to the Company at the following address:

Seagate Data Storage Technology Pte. Ltd.

c/o Seagate Technology Holdings plc

47488 Kato Road

Fremont, CA 94538

Attention: Chief Legal Officer

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to June 30, 2026, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐

(1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐

(2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐

(3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: * ___________________________________________

*

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount (in original principal amount) below:

$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: [3] ___________________________________________

[3]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES4

The initial outstanding principal amount of this Global Note is $[    ]. The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

[4]	This Schedule to be included only if this Note is issued in global form.